Exhibit 4.2

THE SECURITIES REPRESENTED HEREBY AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.  THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AND, IF REQUESTED BY THE COMPANY, THE SELLER FURNISHES TO THE COMPANY AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY TO SUCH EFFECT.

THIS WARRANT WILL EXPIRE AND BECOME NULL AND VOID
AT 5:00 P.M.  (PACIFIC TIME) ON MARCH 30, 2017

WARRANT
TO PURCHASE SHARES OF COMMON STOCK OF
TRI-VALLEY CORPORATION

THIS IS TO CERTIFY THAT George T. Gamble 1991 Trust (the “Holder”), has the right to purchase, upon and subject to the terms and conditions hereinafter referred to, up to Three Million (3,000,000) fully paid and non-assessable shares (the “Shares”) of common stock, par value $0.001 per share (the “Common Stock”), of Tri-Valley Corporation, a Delaware corporation (the “Company”) on or before 5:00 p.m. (Pacific Time) on March 30, 2017 (the “Expiration Date”) at a price per Share of US$0.19 (the “Exercise Price”), on the terms and conditions attached hereto as Appendix “A” (the “Terms and Conditions”).  This Warrant (this “Warrant”) is the warrant referred to and issued pursuant to that certain Senior Secured Note and Warrant Purchase Agreement of even date herewith (as the same may be amended, restated, supplemented or otherwise modified from time to time the “Purchase Agreement”), between the Company and the Holder.

This Warrant is issued subject to the Terms and Conditions, and the Holder may exercise the right to purchase the Shares only in accordance with those Terms and Conditions.  Nothing contained herein or in the Terms and Conditions shall confer any right upon the Holder hereof or any other Person to subscribe for or purchase any Shares at any time subsequent to the Expiration Date, and from and after such time, this Warrant and all rights hereunder will be void and of no value.

[SIGNATURE PAGE FOLLOWS]

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Warrant – Page 1

IN WITNESS WHEREOF the Company has executed this Warrant on March 30, 2012.

TRI-VALLEY CORPORATION, a Delaware corporation

By:	/s/ Maston N. Cunningham
Maston N. Cunningham, Chief Executive Officer

Warrant – Signature Page

APPENDIX A

TERMS AND CONDITIONS

1.	INTERPRETATION

1.1	Definitions

In addition to the terms defined elsewhere in the Warrant to which these Terms and Conditions are attached and elsewhere in these Terms and Conditions, the following terms have the following meanings:

(a)
“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York, New York are generally authorized or obligated by law or executive order to close;

(b)	“Company’s Auditors” means an independent firm of accountants duly appointed as auditors of the Company;

(c)	“Eligible Market” means any of NYSE, the NYSE Amex, The NASDAQ Global Market, The NASDAQ Global Select Market, or The NASDAQ Capital Market;

(d)
“Fundamental Transaction” means that the Company shall, directly or indirectly, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Person (but excluding a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company), or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company to another Person, or (iii) allow another Person to make a purchase, tender or exchange offer that is accepted by the holders of more than 50% of the outstanding shares of Common Stock, or (iv) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than the 50% of the outstanding shares of Common Stock, or (v) reorganize, recapitalize or reclassify its Common Stock, or (vi) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% or more of the aggregate ordinary voting power represented by issued and outstanding Common Stock; or (vii) the dissolution, liquidation or winding up of the Company, whether voluntary or involuntary;

(e)
“herein,” “hereby” and similar expressions refer to these Terms and Conditions as the same may be amended or modified from time to time; and the expression “Article” and “Section,” followed by a number refer to the specified Article or Section of these Terms and Conditions;

(f)
“Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

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Warrant – Appendix A

(g)
“Person” means any individual, corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind;

(h)
“Successor Entity” means the Person (or, if so elected by the Holder, the Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or the Person (or, if so elected by the Holder, the Parent Entity) with which such Fundamental Transaction shall have been entered into;

(i)
“Trading Day” shall mean (a) any day on which the Common Stock is listed or quoted and traded on its primary Trading Market, (b) if the Common Stock is not then listed or quoted and traded on any Eligible Market, then a day on which trading occurs on the OTC Bulletin Board (or any successor thereto), or (c) if trading does not occur on the OTC Bulletin Board (or any successor thereto), any Business Day;

(j)
“Trading Market” shall mean the OTC Bulletin Board or any Eligible Market or any other national securities exchange, market or trading or quotation facility on which the shares of Common Stock are then listed or quoted;

(k)
“Warrant” means this warrant, together with these Terms and Conditions, and any warrant or warrants hereafter issued as a consequence of the exercise or transfer of this warrant in whole or in part; and

(l)
“Weighted Average Price” means, for any security as of any date, the dollar volume-weighted average price for such security on the NYSE Amex during the period beginning at 9:30:01 a.m., New York City time, and ending at 4:00:00 p.m., New York City time, as reported by Bloomberg through its “Volume at Price” function or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York City time, and ending at 4:00:00 p.m., New York City time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported on the OTCQX, OTCQB or OTC Pink, as applicable, by OTC Markets Group Inc. If the Weighted Average Price cannot be calculated for such security on such date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the Fair Market Value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the Fair Market Value of such security, then such dispute shall be resolved pursuant to Section 4.7 with the term “Weighted Average Price” being substituted for the term “Exercise Price.” All such determinations shall be appropriately adjusted for any share dividend, share split or other similar transaction during such period.

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Warrant – Appendix A

All other capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Purchase Agreement.

1.2	Gender

Words importing the singular number include the plural and vice versa and words importing the masculine gender include the feminine and neuter genders.

1.3	Interpretation not affected by Headings

The division of these Terms and Conditions into Articles and Sections, and the insertion of headings, are for convenience of reference only and will not affect the construction or interpretation thereof.

1.4	Applicable Law

This Warrant will be construed in accordance with the laws of the State of New York without regard to its conflicts of law principles, and the federal law of the United States of America.  The Company and Holder each irrevocably consents to the jurisdiction of the courts of the State of New York in connection with any action or proceeding arising out of, or relating to, this Warrant, any document or instrument delivered pursuant to, in connection with, or simultaneously with this Warrant, or a breach of these Terms and Conditions.

1.5	Severability

In the event that any one or more of the provisions contained in this Warrant or in any other document referenced in this Warrant shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Warrant or any other such document.

1.6	Time is of the Essence

Time is of the essence in construing each provision of this Warrant.

2.	ISSUE OF WARRANTS

2.1	Additional Warrants

The Company may, in its sole discretion, at any time and from time to time issue additional warrants or grant options or similar rights to purchase shares of its capital stock.

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Warrant – Appendix A

2.2	Warrants to Rank Pari Passu

All warrants, options or similar rights to purchase shares from time to time issued or granted by the Company, including this Warrant, will rank pari passu whatever may be the actual dates of issue or grant thereof, or of the dates of the certificates by which they are evidenced.

2.3	Issue in Substitution for Lost Warrants

(a)
In case the Warrant becomes mutilated, lost, destroyed or stolen, the Company, at its discretion, may issue and deliver a new Warrant of like date and tenor as the one mutilated, lost, destroyed or stolen, in exchange for and in place of and upon cancellation of such mutilated Warrant, or in lieu of, and in substitution for such lost, destroyed or stolen Warrant.

(b)
The applicant for the issue of a new Warrant pursuant hereto will bear the cost of the issue thereof and in case of loss, destruction or theft furnish to the Company such evidence of ownership and of loss, destruction, or theft of the Warrant so lost, destroyed or stolen as will be satisfactory to the Company in its discretion.

2.4	Warrant Holder Not a Shareholder

The holding of a Warrant will not constitute the Holder thereof a stockholder of the Company, nor entitle him, her or it to any right or interest in respect thereof except as expressly provided for in this Warrant.

3.	NOTICE

3.1	Notice to Holders

Any notice required or permitted to be given to the Holder will be in writing and may be given by prepaid registered post, electronic facsimile transmission, portable document format (pdf) transmission or other means of electronic communication capable of producing a printed copy to the address of the Holder appearing in the Purchase Agreement or to such other address as Holder may specify by notice in writing to the Company, and any such notice will be deemed to have been given and received by the Holder to whom it was addressed if mailed, on the third Business Day following the mailing thereof, if by facsimile, pdf or other electronic communication, on successful transmission, or, if delivered, on delivery; but if at the time of mailing or between the time of mailing and the third Business Day thereafter there is a strike, lockout, or other labor disturbance affecting postal service, then the notice will not be effectively given until actually delivered.

3.2	Notice to the Company

Any notice required or permitted to be given to the Company will be in writing and may be given by prepaid registered post, electronic facsimile transmission, portable document format (pdf) transmission or other means of electronic communication capable of producing a printed copy to the address of the Company set forth in the Purchase Agreement or to such other address as the Company may specify by notice in writing to the Holder, and any such notice will be deemed to have been given and received by the Company to whom it was addressed if mailed, on the third Business Day following the mailing thereof, if by facsimile, pdf or other electronic communication, on successful transmission, or, if delivered, on delivery; but if at the time or mailing or between the time of mailing and the third Business Day thereafter there is a strike, lockout, or other labor disturbance affecting postal service, then the notice will not be effectively given until actually delivered.

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Warrant – Appendix A

4.	EXERCISE OF WARRANTS

4.1	Method of Exercise of Warrants

(a)
Cash Exercise.  This Warrant may be exercised, in whole or in part, at any time or from time to time, until 5:00 p.m. Pacific Time on the Expiration Date, for the number of fully paid and non-assessable Shares set forth in the first paragraph of the first page of this Warrant, at an exercise price per share equal to the Exercise Price, by delivery to the Company at its headquarters, or at such other place as is designated in writing by the Company, of:

(i)	a duly executed Notice of Exercise, substantially in the form of Attachment I attached hereto and incorporated by reference herein; and

(ii)
subject to Section 4.1(b) below, payment of an amount in cash equal to the product of the Exercise Price multiplied by the number of Shares being purchased upon such exercise, with such payment being in the form of a wire transfer of funds to an account designated in writing by the Company.

The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder, but if it is not so delivered then such exercise shall constitute an agreement by the Holder to deliver the original Warrant to the Company as soon as practicable thereafter.  Execution and delivery of the Notice of Exercise shall have the same effect as cancellation of the original Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of Shares.

(b)	Net Issue Exercise.

(i)
Section 4.1(b)(ii) shall not apply and shall have no force or effect if the shares issuable upon exercise of this Warrant have been registered for resale under the Securities Act on a Registration Statement on Form S-1, S-3, or another appropriate form and such Registration Statement remains effective under the Securities Act and available for use by Holder at the time of exercise or the shares issuable upon exercise of this Warrant may otherwise be immediately resold upon exercise pursuant to available exemptions from the Securities Act and any applicable securities laws of any state of the United States.

(ii)
Subject to Section 4.1(b)(i), if, at any time after the issuance of this Warrant but prior to the Expiration Date, the Fair Market Value of one share is greater than the Exercise Price, in lieu of exercising this Warrant for cash, the Holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being exercised) by delivery to the Company of a duly completed and executed Notice of Exercise indicating such election, in which event the Company shall issue to the Holder a number of Shares computed using the following formula:

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Warrant – Appendix A

X = Y (A - B)
A

Where:

X = The number of Shares to be issued to the Holder pursuant to this cashless exercise;

Y = The number of Shares in respect of which the net issue election is made;

A = The Fair Market Value  (as defined below) of one Share at the time the cashless exercise election is made; and

B = The Exercise Price then in effect at the time of such exercise.

For purposes of the above calculation, the “Fair Market Value” of one share shall mean (i) the average of the closing sales prices for the shares on the Eligible Market on which the shares are listed or traded as reported by Bloomberg Financial Markets (or a comparable reporting service of national reputation selected by the Company and reasonably acceptable to the Holder if Bloomberg Financial Markets is not then reporting sales prices of such security) (collectively, “Bloomberg”) for the ten (10) consecutive Trading Days immediately prior to the Exercise Date, or (ii) if an Eligible Market is not the principal Trading Market for the shares, the average of the reported sales prices reported by Bloomberg on the principal Trading Market for the shares during the same period, or, if there is no sales price for such period, the last sales price reported by Bloomberg for such period, or (iii) if neither of the foregoing applies, the last sales price of such security in the over-the-counter market on the pink sheets or bulletin board for such security as reported by Bloomberg, or if no sales price is so reported for such security, the last bid price of such security as reported by Bloomberg, or (iv) if fair market value cannot be calculated as of such date on any of the foregoing bases, the fair market value shall be as mutually determined by the Board of Directors of the Company and the Holder.  If the Company and the Holder are unable to agree upon the Fair Market Value of such security, then such dispute shall be resolved pursuant to Section 4.7.  All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.  For purposes of Rule 144(d) promulgated under the Securities Act, as in effect on the date hereof, assuming the Holder is not an affiliate of the Company, it is intended that the Shares issued pursuant to this Section 4.1(b)(ii) shall be deemed to have been acquired by the Holder, and the holding period for the Shares shall be deemed to have commenced, on the date this Warrant was originally issued pursuant to the Purchase Agreement.

4.2	Effect of Exercise of Warrants

(a)
Upon delivery of a Notice of Exercise and payment (unless exercise is pursuant to Section 4.1(b)(ii)) as aforesaid the shares so subscribed for will be deemed to have been issued and such Person or Persons will be deemed to have become the Holder or Holders of record of such shares on the date of such surrender and payment, and such shares will be issued based on the Exercise Price in effect on the date of such surrender and payment.

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(b)
Within three (3) Business Days after delivery of a Notice of Exercise and payment (unless exercise is pursuant to Section 4.1(b)(ii)) as aforesaid, the Company will forthwith cause to be delivered to the Person or Persons in whose name or names the Shares so subscribed for are to be issued as specified in such Notice of Exercise or mailed to him or them at his or their respective addresses specified in such Notice of Exercise, a certificate or certificates for the appropriate number of Shares not exceeding those which the Holder is entitled to purchase pursuant to the Warrant surrendered.

(c)
If by the third Business Day after delivery of a Notice of Exercise and payment in accordance with this Section 4 the Company fails to deliver the required number of Shares in the manner required pursuant to Section 4(b), then the Holder will have the right to rescind such exercise.

(d)
If by the third Business Day after surrender and payment in accordance with this Section 4 the Company fails to deliver the required number of Shares in the manner required pursuant to Section 4(b), and if after such third Business Day and prior to the receipt of such Shares, the Holder purchases or any third party on behalf of Holder or for the Holder’s account purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall within three (3) Business Days (1) pay in cash to the Holder the amount by which (x) the Holder's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (A) the number of Shares that the Company was required to deliver to the Holder in connection with the exercise at issue by (B) the closing bid price of the Common Stock on the date of exercise and (2) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Shares for which such exercise was not honored or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder.  The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In.  Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

4.3	Subscription for Less Than Entitlement

The Holder may subscribe for and purchase a number of Shares less than the number which he is entitled to purchase pursuant to the surrendered Warrant, in which event, the Holder shall receive a new Warrant in respect of the balance of the Shares which he was entitled to purchase pursuant to the surrendered Warrant and which were not then purchased.

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Warrant – Appendix A

4.4	No Fractional Shares

If a fractional share of Shares would, but for the provisions of this Section 4.4, be issuable upon exercise of the rights represented by this Warrant, the Company shall (i) round a half share or greater to be delivered to Holder up to the next whole share and (ii) round a less-than-half share to be delivered to Holder down to the nearest whole share.

4.5	Beneficial Ownership Limitation

Notwithstanding anything else to the contrary contained herein, the Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below); provided, however, that this Section 4.5 shall not apply to the exercise of this Warrant in connection with, but subject to, any Fundamental Transaction.  For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other  Common Stock Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates.  Except as set forth in the preceding sentence, for purposes of this Section 4.5, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith.  To the extent that the limitation contained in this Section 4.5 applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination.  In addition, a determination as to any “group” status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.  For purposes of this Section 4.6, in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (A) the Company’s most recent periodic or annual report filed with the SEC, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the Company’s transfer agent setting forth the number of shares of Common Stock outstanding.  Upon the written or oral request of a Holder, the Company shall within two Business Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding.  In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported.  The “Beneficial Ownership Limitation” shall be 19.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of this Warrant.  The limitations contained in this paragraph shall apply to a successor holder of this Warrant.

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Warrant – Appendix A

4.6	Adjustment of Exercise Price

The Exercise Price and the number of Shares purchasable hereunder (or any shares of stock or other securities or property receivable or issuable upon exercise of this Warrant) are subject to adjustment from time to time as follows:

(a)
Reclassification of Shares.  If the Company at any time shall, by reclassification or exchange of securities or otherwise, change all of the outstanding Shares into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable hereunder had the Holder exercised its rights with respect to all of the Shares then represented by this Warrant immediately prior to such combination, reclassification, exchange, subdivision or other change.

(b)
Subdivision, Split, Reverse Split or Combination of Shares.  If the Company at any time shall subdivide or split its Shares into a larger number of outstanding Shares, the Exercise Price shall be proportionately decreased and the number of Shares issuable upon exercise of this Warrant (or any shares of stock or other securities at the time issuable upon exercise of this Warrant) shall be proportionally increased to reflect any such subdivision or stock split.  If the Company at any time shall reverse split or combine its Shares into a smaller number of outstanding Shares, the Exercise Price of this Warrant shall be proportionally increased and the number of Shares issuable upon exercise of this Warrant (or any shares of stock or other securities at the time issuable upon exercise of this Warrant) shall be proportionally decreased to reflect any such reverse stock split or combination.

(c)
Stock Dividends or Other Non-Cash Distributions.  If the Company at any time shall make, issue, fix a record date for or pay a dividend or other distribution with respect to the Shares (or any shares of stock or other securities at the time issuable upon exercise of the Warrants) payable in (i) securities of the Company or (ii) assets (excluding cash dividends), then, in each such case, the Holder on exercise of this Warrant at any time after the consummation, effective date or record date of such dividend or other distribution, shall receive, in addition to the Shares (or such other stock or securities) issuable on such exercise prior to such date, and without the payment of additional consideration therefor, the securities or such other assets of the Company to which such Holder would have been entitled upon such date if such Holder had exercised this Warrant on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and all such additional securities or other assets distributed with respect to such shares as aforesaid during such period giving effect to all adjustments called for by this Section 4.6.

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Warrant – Appendix A

(d)
Fundamental Transaction.  The Company shall not enter into or be party to a Fundamental Transaction unless the Successor Entity assumes this Warrant in accordance with the provisions of this Section 4.6, including agreements to deliver to each holder of Warrants in exchange for such Warrants a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant, including, without limitation, an adjusted exercise price equal to the value for the shares of Common Stock reflected by the terms of such Fundamental Transaction, and exercisable for an adjusted number of shares of capital stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant), and reasonably satisfactory to the Holder.  Upon the occurrence of any Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant with the same effect as if such Successor Entity had been named as the Company herein.  In addition to and not in substitution for any other rights hereunder, prior to the consummation of any Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a “Corporate Event”), the Company shall make appropriate provision to insure that the Holder will thereafter have the right to receive upon an exercise of this Warrant at any time after the consummation of the Fundamental Transaction but prior to the Expiration Date, in lieu of the shares of the Common Stock (or other securities, cash, assets or other property) purchasable upon the exercise of the Warrant prior to such Fundamental Transaction, such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights) which the Holder would have been entitled to receive upon the happening of such Fundamental Transaction had the Warrant been exercised immediately prior to such Fundamental Transaction.  If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the consideration it receives upon any exercise of this Warrant following such Fundamental Transaction, subject to any election limitations or proration provisions applicable to holders of Common Stock as set forth in the definitive agreements relating to such Fundamental Transaction.  The provisions of this Section 4.6(d) shall apply similarly and equally to successive Fundamental Transactions and Corporate Events and shall be applied without regard to any limitations on the exercise of this Warrant.  Notwithstanding the foregoing, in the event of a Fundamental Transaction (i) in which holders of Common Stock receive all cash or (ii) with a Person whose common stock or equivalent equity security is not quoted or listed on an Eligible Market, and, in either case, at the request of the Holder delivered at any time during the period commencing on the earliest to occur of (x) the public disclosure of any Fundamental Transaction, (y) the consummation of any Fundamental Transaction and (z) the Holder first becoming aware of any Fundamental Transaction through the date that is 30 days after the public disclosure of the consummation of such Fundamental Transaction by the Company pursuant to a Current Report on Form 8-K filed with the Commission, the Company (or the Successor Entity to the Company) shall purchase this Warrant from the Holder by paying to the Holder, within ten Trading Days after such request (or, if later, on the effective date of the Fundamental Transaction), cash in an amount equal to the Black Scholes Value of the remaining unexercised portion of this Warrant on the date of such Fundamental Transaction.  For purposes of this Agreement, “Black Scholes Value” means the value of this Warrant based on the Black Scholes Option Pricing Model obtained from the “OV” function on Bloomberg determined as of the day of consummation of the applicable Fundamental Transaction for pricing purposes and reflecting (i) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of this Warrant as of the date of the Holder’s request pursuant to the last sentence of this Section 4.6(d), (ii) an expected volatility equal to the greater of 100% and the 100 day volatility obtained from the HVT function on Bloomberg as of the Trading Day immediately following the public announcement of the applicable Fundamental Transaction (using 360 as the input for the annualization factor and the Rogers-Satchell volatility estimator model) and, if applicable, (iii) the underlying price per share used in such calculation shall be the sum of the price per share being offered in cash, if any, plus the value of any non-cash consideration, if any, being offered in the applicable Fundamental Transaction.

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Warrant – Appendix A

(e)
Certificate as to Adjustments.  In each case of any adjustment in the Exercise Price, or number or type of Shares or other securities or property issuable upon exercise of this Warrant, the Chief Financial Officer or Controller of the Company shall compute such adjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment and showing in detail the facts upon which such adjustment is based, including a statement of the adjusted Exercise Price and/or Shares, other securities or property issuable upon exercise, as applicable.  The Company shall promptly send a copy of each such certificate to the Holder.

4.7	Determination of Adjustments

In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Shares, the Company shall submit the disputed determinations or arithmetic calculations via facsimile within two (2) Business Days of receipt of the Notice of Exercise giving rise to such dispute, as the case may be, to the Holder.  If the Holder and the Company are unable to agree upon such determination or calculation of the Exercise Price or the Shares within three Business Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall submit within two (2) Business Days at its expense (a) the disputed determination of the Exercise Price to an independent, reputable investment bank selected by the Company and approved by the Holder, which approval shall not be unreasonably withheld, or (b) the disputed arithmetic calculation of the Shares to the Company’s Auditors.  The Company shall cause the investment bank or the Company’s Auditors, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than ten Business Days from the time it receives the disputed determinations or calculations.  Such investment bank’s or the Company’s Auditors determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

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Warrant – Appendix A

4.8	Charges, Taxes and Expenses

Issuance of certificates for Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder (or in such name or names as may be directed by the Holder).

4.9	Reservation of Shares

Until the Expiration Date, the Company shall reserve and keep available out of its authorized but unissued Common Stock such number of Shares issuable upon the full exercise of this Warrant.  All Shares which are so issuable shall, when issued and upon the payment of the applicable Exercise Price, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges and not subject to the pre-emptive rights of any holder of Common Stock or any other class or series of stock of the Company.  Until the Expiration Date, the Company shall not take any action which would cause the number of authorized but unissued Common Stock to be less than the number of such shares required to be reserved hereunder for issuance upon exercise of this Warrant.  The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation, Bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith comply with all the provisions of this Warrant and take all actions consistent with effectuating the purposes of this Warrant.

4.10	Notice of Adjustments and Corporate Events

(a)
Upon the occurrence of each adjustment pursuant to Section 4.6, the Company at its expense will, at the written request of the Holder, promptly compute such adjustment, in good faith, in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment, including a statement of the adjusted Exercise Price and adjusted number or type of Shares or other securities issuable upon exercise of this Warrant (as applicable), describing the transactions giving rise to such adjustments and showing in reasonable detail the facts upon which such adjustment is based.  Upon written request, the Company will promptly deliver a copy of each such certificate to the Holder and to the Company’s transfer agent.

(b)
If, while this Warrant is outstanding, the Company (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Common Stock, including, without limitation, any granting of rights or warrants to subscribe for or purchase any capital stock of the Company, (ii) authorizes or approves, enters into any agreement contemplating or solicits stockholder approval for any Fundamental Transaction or (iii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company, then, except if such notice and the contents thereof shall be deemed to constitute material non-public information, the Company shall deliver to the Holder a notice of such transaction at least ten (10) business days prior to the applicable record or effective date on which a Person would need to hold Common Stock in order to participate in or vote with respect to such transaction; provided, however, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice.

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Warrant – Appendix A

5.	MODIFICATION OF TERMS AND CONDITIONS.

The Terms and Conditions hereof may be modified or amended only with the written consent of the Company and the Holder.

6.	TRANSFER OF WARRANT

6.1
Transferability.  Subject to compliance with any applicable securities laws and the conditions hereof, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto as Attachment II, duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer.  Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled.  The Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Shares without having a new Warrant issued.  As a condition to any transfer of this Warrant or any or all of the Shares issuable upon exercise of this Warrant, other than a transfer registered under the Securities Act, the Company may request a legal opinion, in form and substance reasonably satisfactory to the Company and its counsel, stating that such transfer is exempt from the registration requirements of the Securities Act.  Any purported transfer of all or any portion of this Warrant in violation of the provisions of this Warrant shall be null and void.

6.2
New Warrants.  This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney.  Subject to compliance with Section 6.1, as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the initial issue date and shall be identical with this Warrant except as to the number of Shares issuable pursuant thereto.

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Warrant – Appendix A

6.3
Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose, in the name of the record Holder hereof from time to time.  The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.  Subject to compliance with Section 6.1, the Company shall register in the warrant register the transfer of all or any portion of this Warrant.

[SIGNATURE PAGE FOLLOWS]

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Warrant – Appendix A

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed and delivered as of this 30th day of March 2012, by an officer thereunto duly authorized.

TRI-VALLEY CORPORATION

By:	/s/ Maston N. Cunningham
Maston N. Cunningham Chief Executive Officer

Warrant – Appendix A – Signature Page

ATTACHMENT I

NOTICE OF EXERCISE

TRI-VALLEY CORPORATION

Attention:  CHIEF FINANCIAL OFFICER

The undersigned hereby elects to purchase, pursuant to the provisions of the Common Stock Purchase Warrant issued by Tri-Valley Corporation on March 30, 2012, and held by the undersigned, the original of which is attached hereto, and (check the applicable box):

☐	Tenders herewith payment of the Exercise Price in the form of cash, via wire transfer of immediately available funds, in the amount of $____________ for _________ shares of Common Stock.

☐	Elects the cashless exercise option pursuant to Section 4.1(b) of the Warrant, and accordingly requests delivery of _________ shares of Common Stock, net, pursuant to the following calculation:

X = Y (A-B)/A

  (       ) = (_____) [(_____) - (_____)]/(_____)

Where

X =           The number of shares of Common Stock to be issued to the Holder pursuant tothis cashless exercise;

Y =           The number of shares of Common Stock in respect of which the net issue electionis made;

A =           The Fair Market Value of one share of Common Stock, as calculated per theterms of the Warrant; and

B =           The Exercise Price then in effect as of the date of exercise.

☐
If this box is checked, as long as the Company’s transfer agent participates in the DTC Fast Automated Securities Transfer program (“FAST”), and except as otherwise provided in the next following sentence, the Company shall effect delivery of the shares of Common Stock to the Holder by crediting to the account of the Holder or its nominee at DTC (as specified in this Exercise Notice) with the number of shares of Common Stock required to be delivered.  In the event that the Company’s transfer agent is not a participant in FAST, or if the shares of Common Stock are not otherwise eligible for delivery through FAST, the Company shall effect delivery of the shares of Common Stock by delivering to Holder or its nominee physical certificates representing such shares.

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Warrant – Attachment I

Information for Delivery of uncertificated Shares by DWAC:

Account Number: ________________________________
Account Name: __________________________________
DTC Number: ___________________________________

HOLDER:
__________________________________
Name:
Title:

Date:______________________

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Warrant – Attachment I

ATTACHMENT II

ASSIGNMENT FORM

(To assign the foregoing warrant, execute
this form and supply required information.
Do not use this form to exercise the warrant.)

FOR VALUE RECEIVED, [____] all of or [_______] shares of the foregoing Warrant and all rights evidenced thereby are hereby assigned to

_______________________________________________ whose address is

_______________________________________________________________.

_______________________________________________________________

Dated:  ______________, _______

Holder’s Signature:

Holder’s Address:

Signature Guaranteed:  ___________________________________________

NOTE:  The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company.  Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

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Warrant – Attachment II